UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2480149
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Glenlake Parkway, NE, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.375% Senior Notes due 2023 1.500% Senior Notes due 2032	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-214056

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

United Parcel Service, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated November 8, 2017 (the “Prospectus Supplement”) to a prospectus dated October 11, 2016 contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-214056) (the “Registration Statement”), which Registration Statement was filed with the Commission on October 11, 2016 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Indenture, dated August 26, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Citibank, N.A.), as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3, filed on August 27, 2003 (Commission file number 333-108272))

4.2	First Supplemental Indenture, dated November 15, 2013, by and between the Company and The Bank of New York Mellon Trust Company N.A., as successor trustee (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 filed on November 15, 2013 (Commission file number 333-192369))

4.1	Form of 0.375% Senior Note due 2023 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on November 13, 2017 (Commission file number 001-15451))

4.2	Form of 1.500% Senior Note due 2032 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on November 13, 2017 (Commission file number 001-15451))

4.3	Paying Agency Agreement by and between the Company and The Bank of New York Mellon, London Branch, dated as of November 13, 2017 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed on November 13, 2017 (Commission file number 001-15451))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 28, 2017

United Parcel Service, Inc.

By:	/s/ Richard N. Peretz
Richard N. Peretz
Senior Vice President, Chief Financial Officer and Treasurer